Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-200714 and 333-208375 on Form S-3 of our report dated May 27, 2016, relating to the consolidated financial statements of Dorian LPG Ltd. and our report dated July 29, 2014 relating to the combined financial statements of the Predecessor Businesses of Dorian LPG Ltd. appearing in the Annual Report on Form 10-K of Dorian LPG Ltd. for the year ended March 31, 2016.

/s/ Deloitte Hadjipavlou Sofianos & Cambanis S.A.

Athens, Greece

May 27, 2016